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                                                                   Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-58737) of SFX Entertainment, Inc. and in the related Prospectus of our reports dated: i) February 25, 1999, with respect to the consolidated financial statements of SFX Entertainment, Inc. and ii) October 2, 1997, with respect to the consolidated financial statements of Delsener / Slater Enterprises, Ltd. and Affiliated Companies, both included in this Form 10-K for the year ended December 31, 1998.


                                                Ernst & Young LLP




New York, New York
March 31, 1999